           Saul Centers, Inc.
Schedule of Current Portfolio Properties
             March 31, 2002

                                                            Leasable        Year
                                                              Area        Developed       Land
                                                             (Square     or Acquired      Area
         Property                        Location             Feet)      (Renovated)     (Acres)
----------------------------      -----------------------   ---------   --------------   -------
Shopping Centers
----------------
Ashburn Village I, II & III       Ashburn, VA               185,537     1994, 2000, 2001   23.3

                            /(a)/
Ashburn Village IV                Ashburn, VA                25,000        2000/02          3.1

Beacon Center                     Alexandria, VA            352,915     1972 (1993/99)     32.3


Belvedere                         Baltimore, MD              54,941          1972           4.8

Boulevard                         Fairfax, VA                56,350      1994 (1999)        5.0

Clarendon                         Arlington, VA               6,940          1973           0.5

Clarendon Station                 Arlington, VA               4,868          1996           0.1

Flagship Center                   Rockville, MD              21,500       1972, 1989        0.5

French Market                     Oklahoma City, OK         245,629     1974 (1984/98)     13.8


Germantown                        Germantown, MD             26,241          1992           2.7

Giant                             Baltimore, MD              70,040       1972 (1990)       5.0

The Glen                          Lake Ridge, VA            112,639          1994           14.7

Great Eastern                     District Heights, MD      255,398       1972(1995)       23.9

Hampshire Langley                 Langley Park, MD          131,700       1972 (1979)       9.9

Leesburg Pike                     Baileys Crossroads, VA     97,880     1966 (1982/95)      9.4

Lexington Mall                    Lexington, KY             315,719          1974          30.0

Lumberton                         Lumberton, NJ             192,510     1975 (1992/96)     23.3

Olney                             Olney, MD                  53,765       1975 (1990)       3.7

Ravenwood                         Baltimore, MD              87,750          1972           8.0

Seven Corners                     Falls Church, VA          560,998      1973 (1994-7)     31.6


Shops at Fairfax                  Fairfax, VA                68,743     1975 (1993/99)      6.7

Southdale                         Glen Burnie, MD           484,115       1972 (1986)      39.6

                                   Percentage Leased
         Property                 Mar-2002   Mar-2001                      Anchor / Significant Tenants
----------------------------      --------   --------   ---------------------------------------------------------------------
Shopping Centers
----------------
Ashburn Village I, II & III         100%        94%     Giant Food, Blockbuster

                            /(a)/
Ashburn Village IV                   29%       n/a

Beacon Center                       100%        96%     Lowe's, Giant Food, Office Depot, Outback Steakhouse, Marshalls,
                                                        Hollywood Video, Hancock Fabrics

Belvedere                            86%       100%     Food King

Boulevard                            93%       100%     Danker Furniture, Petco, Party City

Clarendon                           100%       100%

Clarendon Station                    78%       100%

Flagship Center                     100%       100%

French Market                        93%        92%     Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear,
                                                        Lakeshore Learning Center, BridesMart, Staples, Dollar Tree

Germantown                          100%       100%

Giant                               100%       100%     Giant Food

The Glen                            100%       100%     Safeway Marketplace

Great Eastern                       100%        99%     Giant Food, Pep Boys, Big Lots, Run N' Shoot

Hampshire Langley                   100%       100%     Safeway, Blockbuster

Leesburg Pike                       100%       100%     Zany Brainy, CVS Pharmacy, Kinko's, Hollywood Video

Lexington Mall                       68%        75%     Dillard's

Lumberton                            90%        86%     SuperFresh, Rite Aid, Blockbuster, Ace Hardware

Olney                                98%        95%     Rite Aid

Ravenwood                           100%       100%     Giant Food, Hollywood Video

Seven Corners                       100%        99%     Home Depot, Shoppers Club, Best Buy, Michaels, Barnes & Noble,
                                                        Ross Dress For Less, G Street Fabrics

Shops at Fairfax                    100%       100%     SuperFresh, Blockbuster

Southdale                            94%        97%     Giant Food, Home Depot, Circuit City, Kids R Us, Michaels,
                                                        Marshalls,PetSmart, Value City Furniture

                                     Exhibit

           Saul Centers, Inc.
Schedule of Current Portfolio Properties
             March 31, 2002

                                                            Leasable         Year
                                                              Area        Developed       Land
                                                             (Square     or Acquired      Area
          Property                        Location            Feet)       (Renovated)    (Acres)
----------------------------      -----------------------   ---------   --------------   -------
Shopping Centers (continued)
---------------------------

Southside Plaza                   Richmond, VA                341,891        1972          32.8

South Dekalb Plaza                Atlanta, GA                 162,793        1976          14.6

Thruway                           Winston-Salem, NC           344,880     1972 (1997)      30.5


Village Center                    Centreville, VA             143,109        1990          17.2

West Park                         Oklahoma City, OK            76,610        1975          11.2

White Oak                         Silver Spring, MD           480,156     1972 (1993)      28.5
                                                            ---------                     -----
                                  Total Shopping Centers    4,960,617                     426.7
                                                            ---------                     -----

Office Properties
-----------------

Avenel Business Park              Gaithersburg, MD            388,620      1981-2000       37.1


Crosstown Business Center         Tulsa, OK                   197,135     1975 (2000)      22.4

601 Pennsylvania Ave              Washington, DC              225,414     1973 (1986)       1.0


Van Ness Square                   Washington, DC              156,493     1973 (1990)       1.2

Washington Square                 Alexandria, VA              235,239     1975 (2000)       2.0
                                                            ---------                     -----
                                  Total Office Properties   1,202,901                      63.7
                                                            ---------                     -----
                                  Total Portfolio           6,163,518                     490.4
                                                            =========                     =====

                                   Percentage Leased
          Property                Mar-2002   Mar-2001                         Anchor / Significant Tenants
----------------------------      --------   --------   ---------------------------------------------------------------------
Shopping Centers (continued)
---------------------------

Southside Plaza                       93%        93%    CVS Pharmacy, Community Pride Supermarket, Maxway

South Dekalb Plaza                   100%       100%    MacFrugals, Pep Boys, The Emory Clinic, Maxway

Thruway                               96%        94%    Harris Teeter, Fresh Market, Bed Bath & Beyond, Stein Mart, Eckerd
                                                        Drugs, Houlihan's, Borders Books, Zany Brainy, Blockbuster

Village Center                       100%       100%    Giant Food, Tuesday Morning, Blockbuster

West Park                             57%        58%    Homeland Stores, Family Dollar

White Oak                             99%        99%    Giant Food, Sears, Rite Aid, Blockbuster
                                    ----       ----
                                    94.6%      94.8%
                                    ----       ----

Office Properties
-----------------

Avenel Business Park                 100%        99%    General Services Administration, VIRxSYS, Boston Biomedica,
                                                        Broadsoft, NeuraISTEM, Quanta Systems

Crosstown Business Center             91%        68%    Compass Group, Roxtec, Par Electric

601 Pennsylvania Ave                  99%       100%    General Services Administration, Credit Union National Assn, Southern
                                                        Company, HQ Global, Alltel, American Arbitration, Capital Grille

Van Ness Square                       92%        95%    INTELSAT, Team Video Intl, Office Depot, Pier 1

Washington Square                     75%        55%    Vanderweil Engineering, World Wide Retail Exch., American Management
                                    ----       ----     Systems, Trader Joe's, Kinko's, Blockbuster
                                    92.5%      85.1%
                                    ----       ----
                                    94.2%      92.9%
                                    ====       ====

/(a)/ Undeveloped land acquired August 2000. Construction commenced during the fourth quarter of 2001 and is scheduled to be completed during the summer of 2002.

                                     Exhibit